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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 24, 2003



                               BMC SOFTWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)



        DELAWARE                     001-16393                  74-2126120
(State of Incorporation)     (Commission File Number)        (I.R.S. Employer
                                                          Identification Number)

             2101 CITYWEST BLVD.
               HOUSTON, TEXAS                                77042-2827
  (Address of principal executive offices)                   (Zip Code)



       Registrant's telephone number, including area code: (713) 918-8800


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ITEM 7. Financial Statements and Exhibits.

(c) The following exhibit is being furnished herewith:

         99       News Release, dated April 24, 2003, of BMC Software, Inc.

ITEM 9. Regulation FD Disclosure

         BMC Software, Inc. (the "Company") will hold a conference call on April 24, 2003 to discuss its fiscal fourth quarter results and to provide the following fiscal 2004 guidance. Such guidance is based on management's current expectations or beliefs, and is subject to uncertainty and changes in circumstances. These statements are forward looking, and actual results may differ materially. The Company expects first quarter revenues to be in the range of $320 million to $335 million and earnings per share ("EPS") excluding special items to be in the range of 5 to 10 cents. The Company expects first quarter EPS on a GAAP basis to be in the range of 0 to 5 cents. The difference between these two estimates is that EPS excluding special items excludes an estimated $15.8 million in amortization of intangibles related to various acquisitions completed to date and the related tax effect. The Company expects fiscal 2004 EPS excluding special items to be in the range of 52 to 60 cents. The Company expects fiscal 2004 EPS on a GAAP basis to be in the range of 34 to 42 cents. The difference between these two estimates is that EPS excluding special items excludes an estimated $59.4 million in amortization of intangibles related to various completed acquisitions and the related tax effect. The GAAP EPS outlook above does not include the impact of any charges related to future events such as acquisitions. The Company expects net deferred license revenues for fiscal 2004 to increase by $20 million to $40 million. The Company expects its fiscal 2004 cash flow to be in the range of $400 million to $450 million. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, sales of business assets, and the potential impact of future decisions by management that may result in merger and restructuring charges, as well as the potential impact of any future impairment charges to goodwill or other intangible assets.

         The Company's statements regarding financial expectations are forward-looking statements. Numerous important factors affect BMC Software's operating results and could cause BMC Software's actual results to differ materially from the results indicated by these statements of expectations, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) uncertainty regarding future economic conditions worldwide may continue to affect the overall demand for software and services and any worsening of significant economies could result in decreased revenues or lower revenue growth rates; 2) BMC Software's revenues and earnings are subject to a number of factors, including the significant percentage of quarterly sales typically closed at the end of each quarter, that make estimation of operating results prior to the end of a quarter extremely uncertain; 3) BMC Software's operating costs and expenses are relatively fixed over the short term; 4) increased competition and pricing pressures could adversely affect BMC Software's earnings; 5) growth in



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BMC Software's mainframe revenues is dependent on continued demand for significant additional mainframe MIPS capacity; 6) BMC Software's maintenance revenue could decline if maintenance renewal rates decline or if license revenues do not continue to grow; 7) new software products and product strategies may not be timely introduced or successfully adopted; 8) BMC Software's cash flow from operations is and has been volatile and is dependent upon a number of factors described in BMC Software's filings with the SEC; 9) the additional risks and important factors described in BMC Software's quarterly reports on Form 10-Q and in its Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2002 and other filings with the SEC.

         The following information, furnished under this "Item 9. Regulation FD Disclosure," is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

         On April 24, 2003, BMC Software, Inc. issued a news release to report its financial results for the quarter and year ended March 31, 2003. The release is furnished as Exhibit 99 hereto.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2003

                                            BMC SOFTWARE, INC.


                                            By:  /s/ ROBERT H. WHILDEN, JR.
                                               ---------------------------------
                                                 Robert H. Whilden, Jr.
                                                 Senior Vice President, General
                                                 Counsel and Secretary



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                                  EXHIBIT INDEX

Exhibit No.
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
    99       News Release, dated April 24, 2003, of BMC Software, Inc.



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